UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Rydex ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below

(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Rydex Investments Four Irvington Centre 805 King Farm Boulevard, Suite 600, Rockville, Maryland 20850	20850

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

	Name of exchange on which	I.R.S. Employer
Title of each class to be registered	each class is to be registered	Identification Number
Rydex S&P MidCap 400 Equal Weight ETF	NYSE Arca, Inc.	45-2570079
Rydex S&P SmallCap 600 Equal Weight ETF	NYSE Arca, Inc.	45-2570262

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-101625
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.
Reference is made to Post-Effective Amendment No. 19 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR Accession No. 0000950123-11-047500 on May 9, 2011 (Securities Act file number 333-101625 and Investment Company Act file number 811-21261), which is incorporated herein by reference.

Item 2.	Exhibits
A.	Registrant’s Agreement and Declaration of Trust dated November 22, 2002 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR Accession No. 0001047469-02-005491 on December 3, 2002. Further, an Amendment dated November 21, 2005 to the Registrant’s Agreement and Declaration of Trust dated November 22, 2005 is incorporated herein by reference to Exhibit (a)(3) of Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR Accession No. 0000935069-06-000534 on March 1, 2006.
B.	Registrant’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0000935069-06-000534 on March 1, 2006.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 22, 2011	RYDEX ETF TRUST
	By:	/s/ Nick Bonos
Nick Bonos
Vice President and Treasurer